UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2005

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Amendment to 2005 Incentive Plan. On February 8, 2005 at a meeting of the Compensation and Organizational Development Committee of the Board of Directors of the Company (the “Committee”) the Committee approved an amendment to the Company’s 2005 Incentive Compensation Plan (the “2005 Incentive Plan”). Specifically, the 2005 Incentive Plan was amended to provide:

•	That at least 85% of the corporate net income target must be achieved in order for any payment to be made under the Plan. For example, after this amendment, even if an eligible participant under the 2005 Incentive Plan achieves his or her own personal goals, and/or even if the Company reaches its revenue targets, no bonuses will be paid from the Plan unless at least 85% of the corporate net income target has been achieved.

•	The performance measurements with respect to any potential bonus payments under the 2005 Incentive Plan which could be paid to the Company’s Chief Executive Officer will be based solely on attainment of Company financial measures and will no longer be calculated using a mixture of financial measures and individual executive performance objectives.

The Committee’s approval of the terms of this amendment to the 2005 Incentive Plan shall not be deemed to create an enforceable agreement between the Company and any eligible participant, and the Committee retains discretion to make changes in the plan design and plan participation at any time without prior notice to any eligible participant. No rights to any cash awards shall be deemed to exist unless and until the Committee or, with respect to non-executive officers, the Company, authorizes payment of any awards under the 2005 Incentive Plan following the completion of any fiscal year measurement periods and only after each eligible participant has satisfied the 2005 Incentive Plan’s applicable participation requirements. A summary of this amendment to the 2005 Incentive Plan is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Non-employee Director Compensation. On February 9, 2005, the Board of Directors (the “Board”) of the Company approved an amendment to its non-employee director equity compensation program. The amendment to the equity compensation program changed the number and type of equity awards issued to new non-employee directors.

The amended non-employee director equity compensation program provides that for any new director added to the Board after the date of this amendment, the Board anticipates that each director will receive an initial grant of 7,000 stock options and 1,000 restricted stock units, pro rated from the date of appointment to the date of the next annual meeting. The Board granted options and restricted stock units to Dr. Reynolds pursuant to the amended program. The initial stock options and initial restricted stock units shall vest over a 12-month period, vesting one-twelfth per month and becoming fully vested on the anniversary of the date of grant. The stock options will be granted at an exercise price equal to the current fair market value of our common stock. The restricted stock units will only be settled, to the extent vested, by issuance of one share of our common stock for each unit, upon the termination of the director’s service to the Company. Both the stock options and the restricted stock units will become vested (and settled to the extent applicable) upon the occurrence of a change of control of the Company. In addition, as a result of this amendment to the Company’s non-employee director equity compensation program, the Board anticipates that each non-employee director will also receive, on an annual basis, 7,000 stock options and 1,000 restricted stock units. It is anticipated that the terms and conditions of these annual awards shall be identical to the initial awards described above. The Form of Non-employee Director Stock Option Agreement and Restricted Stock Unit Agreement are attached hereto as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference.

All non-employee directors will continue to receive the following cash compensation for service on the Board:

Annual Retainer:
Board Member	$50,000
Committee Member	$62,500
Committee Chair	$75,000

Presiding Director (If the Presiding Director is not a Committee Chair)	$75,000

Presiding Director (If the Presiding Director is a Committee Chair)	$87,500

Payments are made in advance on a quarterly basis on or about January 1, April 1, July 1, and October 1. On each payment date, each director shall receive 25% of the single highest Annual Retainer applicable for his or her status as reflected in the table above. Appropriate adjustments are made to reflect partial quarter service and a director’s change in status.

The Company reimburses all non-employee directors for expenses incurred to attend meetings of the Board or its committees, promptly after such expense is incurred.

A copy of the summary sheet outlining the current terms of director compensation is filed as Exhibit 99.4 to this Current Report on Form 8-K and is hereby incorporated by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective on February 10, 2005 Dr. W. Ann Reynolds was appointed to the Company’s Board of Directors. Dr. Reynolds was appointed as a member of Class III of the Board, which serves until the Company’s stockholder meeting in 2005. There were no arrangements or understandings by which Dr. Reynolds was named a director. Dr. Reynolds has been appointed to the Compensation & Organizational Development Committee and Science & Technology Committee of the Board. Neither the Company nor any of its subsidiaries was involved in any transactions with Dr. Reynolds or her immediate family that are reportable pursuant to Section 404(a) of Regulation S-K.

Dr. Reynolds is the former director of the Center for Community Outreach and Development, The University of Alabama at Birmingham. She served in that position since 2002 to the end of 2003 and served as the University’s president from 1997 to 2002. From 1990 to 1997, Dr. Reynolds served as chancellor of The City University of New York. Prior to that, she served as chancellor of The California State University, chief academic officer of Ohio State University and associate vice chancellor for research and dean of the graduate college of the University of Illinois Medical Center. She also held appointments as professor of anatomy, research professor of obstetrics and gynecology, and acting associate dean for academic affairs at the University of Illinois College of Medicine. Dr. Reynolds is a graduate of Emporia State University (Kansas) and holds M.S. and Ph.D. degrees in zoology from the University of Iowa.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Summary of Amendment to the Invitrogen Corporation 2005 Incentive Plan

99.2	Form of Non-Employee Director Stock Option Agreement

99.3	Form of Non-Employee Director Restricted Stock Unit Agreement

99.4	Summary of Non-Employee Director Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation
(Registrant)

Date February 14, 2005

/s/ John A. Cottingham
John A. Cottingham Sr. Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description
99.1	Summary of Amendment to the Invitrogen Corporation 2005 Incentive Plan

99.2	Form of Non-Employee Director Stock Option Agreement

99.3	Form of Non-Employee Director Restricted Stock Unit Agreement

99.4	Summary of Non-Employee Director Compensation Program